SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 4, 2000



                          SIGNAL APPAREL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)




       Indiana                       1-2782                    62-0641635
   (State or other                 (Commission              (I.R.S. Employer
    jurisdiction                  File Number)             Identification No.)
  of incorporation)



34 Englehard Avenue, Avenel, New Jersey                            07001
(Address of principal executive offices)                        (zip code)


Registrant's telephone number, including area code (732) 382-2882

Item 5. Other Events

     On December 4, 2000, Signal Apparel Company, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had received formal notification from ChaseMellon Shareholder Services, the Company's transfer agent for its Common Stock, of the termination of transfer agent services by ChaseMellon Shareholder Services to the Company. The Company previously had announced that it expected to lose the transfer agent's services due to the Company's lack of funds to pay the transfer agent's fees.

     On December 8, 2000, the Company filed its initial Statement of Financial Affairs (the "Statement") with the United States Bankruptcy Court for the Southern District of New York, where the Company's Chapter 11 bankruptcy is proceeding as Case No. 00 B 14462. The Statement is filed as Exhibit 99.2 to this Report. Certain detailed information contained in the individual Schedules to the Statement has been omitted, but is summarized in the Summary of Schedules filed as Exhibit 99.3 hereto.


Item 7. Exhibits

Exhibit 99.1   Press Release dated December 4, 2000.

Exhibit 99.2 Signal Apparel Company, Inc. Statement of Financial Affairs dated December 8, 2000.

Exhibit 99.3 Summary of Schedules to Signal Apparel Company, Inc. Statement of Financial Affairs dated December 8, 2000.

Exhibit 99.4 The Registrant, by signing this Report, agrees to furnish supplementally to the Staff of the Securities and Exchange Commission, upon request, a copy of any of the schedules which are summarized in Exhibit 99.3 hereto and are not filed separately as exhibits to this Report.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 19, 2000                    SIGNAL APPAREL COMPANY, INC.


                                           By: /s/ Robert J. Powell
                                               -------------------------------
                                               Robert J. Powell
                                               Vice President,
                                               General Counsel & Secretary